Exhibit 5.1

June 14, 2021

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

Re:	Celsius Holdings, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Celsius Holdings, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of 1,133,953 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), pursuant to (i) the Registration Statement on Form S-3 (File No. 333-256930) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 9, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, and (ii) the Company’s prospectus supplement dated June 9, 2021 and filed on June 11, 2021 with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Shelf Registration Statement and the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”);

2.	the Company’s Bylaws, as amended to the date hereof;

3.	the Shelf Registration Statement;

4.	the Prospectus;

5.

the Underwriting Agreement, dated June 9, 2021, by and among the Company, the selling stockholders party thereto, and UBS Securities LLC and Jefferies LLC, acting as representatives of the several underwriters listed on Schedule A thereto;

6.

the resolutions of the board of directors of the Company (the “Board”) and the pricing committee of the Board relating to the Prospectus and the transactions in connection therewith and the authorization of the issuance and sale of the Shares; and

7.

such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Celsius Holdings, Inc.

June 14, 2021

As to matters of fact, we have relied upon the Documents and, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company against payment therefor in the manner and under the terms described in the Shelf Registration Statement, the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States. Further, our opinion is based solely upon existing laws, rules and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Shares, which is incorporated by reference in the Shelf Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Shelf Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Paul Berkowitz
Paul Berkowitz